Exhibit 3.21(b)
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
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BY-LAWS
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ARTICLE I
OFFICES
     Section 1. The registered office shall be located in the City of Broomall, Commonwealth of Pennsylvania.
     Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.
     Section 2. An annual meeting of the shareholders, commencing with the year 1988, shall be held on the 2nd Tuesday of May if not a legal holiday and, if a legal holiday, than on the next secular day following at 2:00 P.M., when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the chairman of the board the president, or a majority of the board of directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.
     Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.
     Section 5. The officer having charge of the transfer books for shares of the corporation shall prepare and make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.
     Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.
     Section 7. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
     Section 9. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be vetoed on after three years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to vote at such meeting.
     Section 10. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. If there be three judges of election the decision, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.
     Section 11. Any action which may be taken at at meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.
ARTICLE III
DIRECTORS
     Section 1. The number of directors which shall constitute the whole board shall be three (3). The directors shall be elected at the annual meeting of the shareholders,

except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.
     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.
     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.
MEETINGS OF THE BOARD OF DIRECTORS
     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
     Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.
     Section 7. Special meetings of the board may be called by the chairman of the board or the president on one day notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board, the president or the secretary in like manner and on like notice on the written request of two directors.
     Section 8. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

COMMITTEES
      Section 10. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings had report the same to the board when required.
COMPENSATION OF DIRECTORS
     Section 11. Directors, as such, shall not receive any stated compensation for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
NOTICES
     Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall fee deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice-president, a secretary, a controller and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.
     Section 2. The board of directors, immediately after each annual meeting of shareholders, shall elect a chairman of the board and a president, and the board shall also annually choose a vice-president, a secretary and a treasurer who need not be members of the board.
     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of the majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD
     Section 5. The chairman of the board shall be chief executive officer of the corporation, must be a director of the corporation, shall preside at all meetings of the board of directors and of the shareholders and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
THE PRESIDENT
     Section 6. The president shall be the chief operating officer of the corporation, must be a director of the corporation, and shall have such powers and perform such other duties as from time to time may be assigned to him by the board of directors or the chairman of the board. In the absence of the chairman of the board he shall preside at meetings of the board of directors and of the shareholders.
     Section 7. The chairman of the board and the president may each execute bondst mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS
     Section 8. The vice-president, or if there shall be more than one, the vice-presidents, shall perform such duties and have such powers as the board of directors or the chairman of the board may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.
     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or the chairman of the board, shall, in the absence of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers, for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.
CONTROLLER
     Section 15. The Controller shall act as the principal accounting officer of the corporation in charge of general accounting books and accounting records and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE VI
CERTIFICATES OF SHARES
     Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.
     Section 2. Every share certificate shall be signed by the chairman of the board, the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.
     Section 3. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such chairman of the board, president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.
LOST CERTIFICATES
     Section 4. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.
TRANSFERS OF SHARES
     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
CLOSING OF TRANSFER BOOKS
     Section 6. The board of directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the

EXHIBIT “A”
TO
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 1 of 3)
Article II, Section 2, is amended as follows:
Section 2. The annual meeting of the stockholders of the corporation for election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time and, at such place, in or outside the Commonwealth of Pennsylvania, as may be determined by the Board of Directors.
Article II, Section 3, Sentence One is amended as follows:
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the Chairman of the Board, the Chief Executive Officer or in his absence the President, or a majority of the board of directors, or (he holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the Secretary of the Corporation.
The remainder of this section remains unchanged.
Article III, Section 7, is amended as follows:
Section 7. Special meetings of the board may be called by the Chairman of the Board, or the Chief Executive Officer, or in his absence the President on one day notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the President or the Secretary in like manner and on like notice on the written request of two directors.
Article V, Section 1, is amended as follows:
Section 1 - The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President and Secretary. Any two or more offices may be held by the same person. The board of directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Article V, Section 2, is amended as follows:
Section 2. The board of director, immediately, or as soon as practicable after annual meeting of shareholders, shall elect officers

EXHIBIT “A”
TO
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 2 of 3)
Article V, Sections 6 and 7, are amended as follows:
By replacing the term “President” with the term “Chief Executive Officer”. The remainder of these sections remains unchanged.
Article V, is further amended by adding
THE PRESIDENT
Section 7 (a). President. The President, if any, in the absence of the Chief Executive Officer, or in the event of his death, inability or refusal to act; the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall have such powers and perform such duties as may be delegated to him by the Board of Directors or Chief Executive officer.
Article V, Section 11, is amended as follows:
THE CHIEF FINANCIAL OFFICER
Section 11. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
Article V, Section 14, is amended as follows”
Section 14. THIS SECTION IS LEFT INTENTIONALLY BLANK.
Article V, Section 15 is amended as follows:
Section 15. THIS SECTION IS LEFT INTENTIONALLY BLANK.

EXHIBIT “A”
TO
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 3 of 3)
Article V, is further amended as follows by adding:
Section 16. The compensation, if any, of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors, provided, however; the board of directors may delegate to the Chief Executive Officer the power to fix the compensation of the officers or agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of compensation paid to him
Article VI, Section 2 is amended as follows:
Section 2. Every share certificate shall be signed by the Chairman of the Board, the Chief Executive Officer the. President or Vice-President and the Secretary or Assistant Secretary or the Chief Financial Officer and shall be sealed with the corporate seat which may be a facsimile, engraved or printed.